UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

LTX-CREDENCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-10761	04-2594045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 California Circle, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2009, LTX-Credence Corporation (the “Company”) settled its offer to exchange (the “Exchange Offer”) any and all of its outstanding 3.5% Convertible Senior Subordinated Notes due May 15, 2010 (the “Old Notes”) for its new 3.5% Convertible Senior Subordinated Notes due May 15, 2011 (the “New Notes”) and certain cash consideration, all upon the terms and subject to the conditions described in the Company’s Offering Circular, dated April 22, 2009 (the “Offering Circular”), and the related Letter of Transmittal (collectively, the “Tender Offer Materials”). The Company accepted for exchange pursuant to the Exchange Offer $31,784,000 in aggregate principal amount of the Old Notes (the “Accepted Notes”) from the holders thereof (the “Holders”). As of immediately following settlement of the Exchange Offer, $1,520,000 in aggregate principal amount of the Old Notes were outstanding.

At settlement of the Exchange Offer, in exchange for the Accepted Notes, the Company issued to the Holders $23,628,000 in aggregate principal amount of New Notes and paid to the Holders an aggregate of approximately $6.5 million in cash, which includes accrued and unpaid interest on the Accepted Notes through May 25, 2009.

The New Notes were issued pursuant to the Indenture, dated as of May 26, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The New Notes are unsecured senior subordinated indebtedness of the Company, rank equally with the Old Notes and bear interest at the rate of 3.5% per annum. Interest is payable on the New Notes by the Company on May 15 and November 15 of each year through maturity on May 15, 2011, commencing on November 15, 2009. At maturity, the Company will be required to repay the outstanding principal of the New Notes, together with any accrued and unpaid interest thereon, and pay a maturity premium equal to 7.5% of such principal. New Notes may be issued only in denominations of $1,000 or an integral multiple thereof.

The New Notes are convertible, subject to the satisfaction of certain conditions or the occurrence of certain events as provided in the Indenture, into shares of the Company’s common stock at a conversion price per share of the Company’s common stock of $13.46 (subject to adjustment in certain events). The New Notes contain provisions known as net share settlement which, upon conversion of the New Notes, require the Company to pay holders in cash for up to the principal amount of the converted New Notes and to settle any amounts in excess of the cash amount in shares of the Company’s common stock.

Under the terms of the Indenture, each holder of New Notes has the right, at his or her option, at any time on or before the close of business on the last trading day prior to the maturity date, to convert his or her New Notes into shares of the Company’s common stock, only under the following circumstances:

•

during any calendar quarter beginning after December 31, 2008, and only during such calendar quarter, if, as of the last day of the immediately preceding calendar quarter, the volume weighted average price per share of the Company’s common stock for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of such preceding calendar quarter was more than 150% of the conversion price of the New Notes on the last day of such preceding calendar quarter;

•

during any five trading day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of New Notes, as determined following a request by a holder in accordance with the procedures described in the Indenture, for each day of that period was less than 98% of the product of (x) the volume weighted average price of the Company’s common stock for each day in that period and (y) the conversion rate per $1,000 principal amount of New Notes;

•

if the Company distributes to all holders of the Company’s common stock rights or warrants entitling them to purchase, for a period expiring within 45 days of the date of issuance, the Company’s common stock at less than the closing price of the Company’s common stock on the day of issuance;

•

if the Company distributes to all holders of its common stock, assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value exceeding 7.5% of the volume weighted average price of the Company’s common stock on the business day preceding the declaration date for such distribution;

•

if a designated event (as such term is defined in the Indenture) or an event that would have been a designated event but for the existence of the proviso in the definition of change of control in the Indenture, occurs or is anticipated to occur;

•	at any time after the Company delivers a conversion termination notice to the holders of the New Notes in accordance with the terms of the Indenture; or

•	at any time during the period beginning 60 days prior to, but excluding, any scheduled designated event payment date (as such term is defined in the Indenture) or the maturity date.

Following a designated event, the Company must offer to repurchase all of the New Notes then outstanding at a repurchase price in cash equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of payment and a premium equal to 7.5% of such principal.

If there is an event of default (as defined in the Indenture), the principal of and premium, if any, on all the New Notes and the interest accrued thereon may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events involving the Company. The following are some of the other events of default under the New Notes:

•	the Company fails to pay principal or premium, if any, due at maturity, upon repurchase, acceleration or otherwise;

•	the Company fails to deliver all cash and any shares of common stock due upon conversion;

•	the Company fails to pay interest and such failure continues for a period of 30 days;

•	the Company fails to perform or observe any of the covenants or warranties in the Indenture and fails to cure such failure for 30 days after it is notified of such failure;

•	the Company fails to repurchase the New Notes upon a designated event or fails to timely notify the holders of such event; and

•	the Company defaults under a credit agreement, mortgage, indenture or instrument resulting in a payment due of $10 million or more and fails to cure such default within 30 days.

The New Notes are subordinated in right of payment to the Company’s senior debt. No payment on account of principal of, interest or premium, if any, on, or any other amounts due on the New Notes and no redemption, repurchase or other acquisition of the New Notes may be made unless full payment of all amounts due on up to $60 million (inclusive of principal, premium, interest and other amounts) of the Company’s senior debt that has been designated “Designated Senior Debt” for purposes of the Indenture has been made or duly provided for pursuant to the terms of the instrument governing such Designated Senior Debt. In addition, the Indenture provides that if any of the holders of Designated Senior Debt provides notice, which is referred to as a payment blockage notice, to the Company and the Trustee that a non-payment default has occurred giving the holder of such Designated Senior Debt the right to accelerate the maturity thereof, no payment on the New Notes and no repurchase or other acquisition of the New Notes may be made for specified periods.

As previously disclosed in the Company’s Current Report on Form 8-K, as filed by the Company with the Securities and Exchange Commission on April 22, 2009 (the “Commencement Report”), the obligations of the Company under its Loan and Security Agreement, dated as of December 7, 2006, with Silicon Valley Bank (“SVB”), as amended, are designated as Designated Senior Debt for purposes of the Indenture, pursuant to the Third Loan Modification Agreement, dated as of April 22, 2009 (the “Third Loan Modification Agreement”), between the Company and SVB. The Third Loan Modification Agreement was filed as Exhibit 10.2 to the Commencement Report and is incorporated herein by reference.

The foregoing summary of the Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (including the form of New Notes included therein), which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the New Notes to the Holders pursuant to the Exchange Offer in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 3(a)(9) thereof, on the basis that the New Notes issued pursuant to the Exchange Offer were issued to the Company’s existing security holders exclusively and solely for the Accepted Notes, and no commission or other remuneration was paid or given directly or indirectly to any party for soliciting tenders of Old Notes pursuant to the Exchange Offer.

Prior to settlement of the Exchange Offer, all of the Accepted Notes were freely transferable under U.S. federal securities laws, either because they had been resold pursuant to a shelf registration statement previously filed by Credence Systems Corporation, which merged with and into the Company in January 2009, or because the Company is subject to the reporting requirements of Sections 13 and 15(d) of the Exchange Act and the Accepted Notes had been held by the Company’s non-affiliates for over six months and therefore were eligible for resale without restriction pursuant to Rule 144 under the Securities Act. Accordingly, all of the New Notes issued in the Exchange Offer are (and any underlying shares of the Company’s common stock issued upon conversion of the New Notes in accordance with the terms of the New Indenture will be) freely transferable under U.S. federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company. The New Notes are represented by a single unrestricted CUSIP number.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LTX-CREDENCE CORPORATION

Date: May 26, 2009	By:	/s/ Joseph A. Hedal
Joseph A. Hedal Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of May 26, 2009, between LTX-Credence Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee